Exhibit 99.1

Twitter Reports Third Quarter 2014 Results

SAN FRANCISCO, Calif. – October 27, 2014 – Twitter, Inc. (NYSE: TWTR) today announced financial results for the quarter ended September 30, 2014.

•	Q3 revenue of $361 million, up 114% year-over-year
•	Q3 net loss of $175 million and non-GAAP net income of $7 million
•	Q3 GAAP EPS of ($0.29) and non-GAAP EPS of $0.01
•	Q3 adjusted EBITDA of $68 million, representing an adjusted EBITDA margin of 19%

“We had another very strong financial quarter,” said Dick Costolo, CEO of Twitter. “I’m confident in our ability to build the largest daily audience in the world, over time, by strengthening the core, reducing barriers to consumption and building new apps and services.”

Third Quarter 2014 Financial Summary

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
GAAP Results
Revenue	$361,266	$168,580	$923,924	$422,215
Net loss	$(175,464)	$(64,601)	$(452,468)	$(133,852)
Diluted net loss per share	$(0.29)	$(0.48)	$(0.76)	$(1.02)
Non-GAAP Results
Adjusted EBITDA	$68,326	$9,293	$159,406	$30,685
Non-GAAP net income (loss)	$6,972	$(17,216)	$21,751	$(44,104)
Non-GAAP diluted net income (loss) per share	$0.01	$(0.13)	$0.03	$(0.34)

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Third Quarter 2014 Operational Highlights

•	Average Monthly Active Users (MAUs) were 284 million for the third quarter, an increase of 23% year-over-year.
•	Average Mobile MAUs represented around 80% of total MAUs.
•	Timeline views reached 181 billion for the third quarter of 2014, an increase of 14% year-over-year.
•	Advertising revenue per thousand timeline views reached $1.77 in the third quarter of 2014, an increase of 83% year-over-year.

Third Quarter 2014 Product Highlights

•

Users: Twitter launched its biggest update to the profile experience on the iPhone with an increased focus on bios, tweets and photos, making it easy for users to get a glimpse into the people they care most about on Twitter, resulting in an 83% increase in profile impressions on iOS. Twitter also launched new consumer experiences around the NFL, making it easy to stay up to date and keep up with the latest action. In the #NFL Timeline, users can see NFL-related Tweets from people in their network, along with relevant Tweets from teams, players, coaches, press, fans and celebrities. Finally, Twitter released a new camera for the Vine app with powerful new ways to edit videos as well as the ability to import existing videos and turn them into Vines.

•

Advertisers: Twitter launched a number of new advertiser tools, including: a Promoted Video beta, which streamlines video playback and brings a one-tap viewing experience to users’ timelines; a test of the “Buy” button, allowing users to complete an entire purchase directly from a tweet; objective-based campaigns, reports and pricing, which make it easier for advertisers to create and optimize successful marketing campaigns and pay only for the actions that are aligned with their marketing objectives; and new tools to make it even easier to create, manage and activate tailored audiences on Twitter. The new tailored audience features include audience list upload capability, better audience management tools, new supported ID types for creating audiences — specifically, mobile advertising IDs and mobile phone numbers — and improved targeting options to help advertisers reach additional users similar to their existing audiences.

•

International Expansion: Twitter continued the international expansion of Twitter Ads to 12 additional markets in Central, Continental and Eastern Europe. In addition, Twitter entered 12 new countries with its self-service ad products for small- and medium-sized businesses (SMBs): Argentina, Chile, Colombia, Ecuador, Guatemala, Mexico and Peru in Latin America, and Belgium, France, Italy, Luxembourg and the Netherlands in Europe. Twitter’s self serve ad products now serve marketers in 20 countries that, in aggregate, account for more than 45% of its global monthly active user base.

•

Developers: Twitter announced its first mobile developer conference, Flight, where it subsequently unveiled Fabric, a modular, integrated SDK that combines the functionality of Crashlytics, the MoPub ad serving platform, and a new Twitter SDK to help developers build and deliver scalable, stable apps with state of the art app monitoring, mobile identity and monetization services.

•

Acquired Companies: Finally, Twitter closed the acquisitions of CardSpring, a payments infrastructure company, TapCommerce, a leader in mobile retargeting and re-engagement advertising, and SnappyTV, a platform for video editing and distribution.

Third Quarter 2014 Financial Highlights

Revenue – Revenue for the third quarter of 2014 totaled $361 million, an increase of 114% compared to $169 million in the same period last year.

•	Advertising revenue totaled $320 million, an increase of 109% year-over-year.
•	Mobile advertising revenue was 85% of total advertising revenue.
•	Data licensing and other revenue totaled $41 million, an increase of 171% year-over-year.
•	International revenue totaled $121 million, an increase of 176% year-over-year.
•	International revenue was 34% of total revenue.

Net loss – GAAP net loss was $175 million for the third quarter of 2014 compared to a GAAP net loss of $65 million in the same period last year. GAAP net loss for the third quarter of 2014 included $170 million of stock-based compensation expense.

Adjusted EBITDA – Adjusted EBITDA was $68 million for the third quarter of 2014, an increase of 635% compared to $9 million in the same period last year.

Non-GAAP net income / loss – Non-GAAP net income was $7 million for the third quarter of 2014 compared to a non-GAAP net loss of $17 million in the same period last year. Non-GAAP net income was negatively impacted by $8 million in non-cash foreign exchange adjustments resulting from currency fluctuations, as reported in other expense. In addition, non-GAAP net income was negatively impacted by $0.6 million in higher interest expense due to the completion of the company’s convertible note offering in the third quarter, as reported in interest expense. Without these items, non-GAAP net income would have been $15.4 million.

EPS – Basic and diluted GAAP EPS was ($0.29) for the third quarter of 2014 compared to ($0.48) in the same period last year.

Non-GAAP EPS – Non-GAAP EPS was $0.01 for the third quarter of 2014 compared to ($0.13) in the same period last year. Non-GAAP EPS was negatively impacted by $8 million in non-cash foreign exchange adjustments resulting from currency fluctuations, as reported in other expense. In addition, non-GAAP EPS was negatively impacted by $0.6 million in higher interest expense due to the completion of the company’s convertible note offering in the third quarter, as reported in interest expense. Without these items, using non-GAAP diluted shares of 683 million, non-GAAP EPS would have been $0.02.

Capital expenditures – Purchases of property and equipment for the third quarter of 2014 were $39 million. Additionally, $62 million of equipment was financed through capital leases during the third quarter of 2014.

Cash, cash equivalents and marketable securities – As of September 30, 2014, cash, cash equivalents and marketable securities were approximately $3.6 billion, compared to $2.1 billion as of June 30, 2014, reflecting the successful completion of the company’s convertible note offering.

Outlook

Twitter’s outlook for the fourth quarter of 2014 is as follows:

•	Revenue is projected to be in the range of $440 million to $450 million.
•	Adjusted EBITDA is projected to be in the range of $100 million to $105 million.
•	Capital expenditures are projected to be in the range of $120 million to $150 million.

•

Stock-based compensation expense is projected to be in the range of $175 million to $185 million, excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Twitter’s revised outlook for the full year of 2014 is as follows:

•	Revenue is projected to be in the range of $1,365 million to $1,375 million.
•	Adjusted EBITDA is projected to be in the range of $260 million to $265 million.
•	Capital expenditures are projected to be in the range of $360 million to $390 million.
•

Stock-based compensation expense is projected to be in the range of $630 million to $640 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Webcast and Conference Call Details

Twitter will host a conference call today, Monday, October 27, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. Questions submitted via Twitter, directed to @TwitterIR, using the hashtag #TWTRearnings will be considered during the Q&A portion of the conference call in addition to questions submitted by conference call participants. A live webcast of the conference call, Twitter’s financial results and supplemental slides will be accessible from the Investor Relations page of Twitter’s website at investor.twitterinc.com. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website (investor.twitterinc.com), as well as certain Twitter accounts (@dickc, @twitter and @twitterIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to create, distribute and discover content, we have democratized content creation and distribution, enabling any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, via the Twitter mobile application and via text message. Available in more than 35 languages, Twitter has 284 million monthly active users. For more information, visit discover.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Twitter’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter’s strategies and business plans and Twitter’s expectations regarding its revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the fourth quarter and full year 2014. Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that:  Twitter’s user base and engagement do not continue to grow; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes; and Twitter defines non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes and the income tax effects related to acquisitions.  Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS in evaluating its operating results and for financial and operational decision-making purposes.  Twitter believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS provide useful information about its operating results, enhance the overall understanding of Twitter’s past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter’s management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.  Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter’s operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter’s core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:
Dave Rivinus

ir@twitter.com

Press:
Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$2,252,795	$841,010
Short-term investments	1,394,887	1,393,044
Accounts receivable, net	324,731	247,328
Prepaid expenses and other current assets	201,472	93,297
Total current assets	4,173,885	2,574,679
Property and equipment, net	503,958	332,662
Intangible assets	115,346	77,627
Goodwill	622,638	363,477
Other assets	32,827	17,795
Total assets	$5,448,654	$3,366,240
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,619	$27,994
Accrued and other current liabilities	301,330	110,310
Capital leases, short-term	110,527	87,126
Total current liabilities	442,476	225,430
Convertible notes	1,293,604	—
Capital leases, long-term	121,621	110,520
Deferred and other long-term tax liabilities, net	29,420	59,500
Other long-term liabilities	36,495	20,784
Total liabilities	1,923,616	416,234
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	4,973,349	3,944,952
Accumulated other comprehensive loss	(1,220)	(323)
Accumulated deficit	(1,447,094)	(994,626)
Total stockholders’ equity	3,525,038	2,950,006
Total liabilities and stockholders’ equity	$5,448,654	$3,366,240

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$361,266	$168,580	$923,924	$422,215
Costs and expenses
Cost of revenue	124,166	62,239	309,696	154,067
Research and development	183,342	87,307	509,828	199,144
Sales and marketing	164,015	61,214	410,511	138,911
General and administrative	51,174	21,152	134,602	56,248
Total costs and expenses	522,697	231,912	1,364,637	548,370
Loss from operations	(161,431)	(63,332)	(440,713)	(126,155)
Interest income (expense), net	(5,795)	(1,727)	(10,472)	(4,473)
Other income (expense), net	(8,079)	818	(5,501)	(1,730)
Loss before income taxes	(175,305)	(64,241)	(456,686)	(132,358)
Provision (benefit) for income taxes	159	360	(4,218)	1,494
Net loss	$(175,464)	$(64,601)	$(452,468)	$(133,852)
Net loss per share:
Basic and diluted	$(0.29)	$(0.48)	$(0.76)	$(1.02)
Weighted-average shares used to compute net loss per share:
Basic and diluted	614,395	133,699	596,722	131,196

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(175,464)	$(64,601)	$(452,468)	$(133,852)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	60,155	29,023	145,737	77,670
Stock-based compensation expense	169,602	43,602	454,382	79,170
Provision for bad debt	1,508	513	2,944	758
Deferred income tax benefit	(2,000)	16	(9,737)	(492)
Non-cash acquisition-related costs	13	—	320	566
Amortization of investment premium and other	9,061	(921)	9,420	2,124
Amortization of discount on convertible notes	2,411	—	2,411	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	(40,620)	(22,913)	(77,833)	(34,262)
Prepaid expenses and other assets	(123,481)	2,891	(140,710)	(2,410)
Accounts payable	3,891	(6,369)	5,298	(8,292)
Accrued and other liabilities	9,022	13,366	98,714	23,286
Net cash provided by (used in) operating activities	(85,902)	(5,393)	38,478	4,266
Cash flows from investing activities
Purchases of property and equipment	(38,762)	(19,867)	(132,839)	(46,628)
Purchases of marketable securities	(578,401)	(45,949)	(1,617,415)	(281,574)
Proceeds from maturities of marketable securities	512,656	79,821	1,522,582	300,167
Proceeds from sales of marketable securities	30	10,465	168,168	34,765
Restricted cash	687	(5,129)	(11,029)	(7,541)
Business combinations, net of cash acquired	(32,281)	(5,750)	(165,177)	(8,072)
Net cash provided by (used in) investing activities	(136,071)	13,591	(235,710)	(8,883)
Cash flows from financing activities
Proceeds from issuance of convertible notes	1,800,000	—	1,800,000	—
Convertible notes initial issuance discount	(27,475)	—	(27,475)	—
Purchases of convertible note hedges	(387,450)	—	(387,450)	—
Proceeds from issuance of warrants	275,130	—	275,130	—
Taxes paid related to net share settlement of equity awards	—	—	(16,168)	—
Repayments of capital lease obligations	(32,190)	(18,174)	(75,076)	(49,242)
Proceeds from exercise of stock options, net of repurchase	9,120	1,239	25,027	6,937
Proceeds from issuances of common stock under employee stock purchase plan	—	—	21,224	—
Other financing activities	(1,500)	(1,125)	(2,662)	(1,125)
Net cash provided by (used in) financing activities	1,635,635	(18,060)	1,612,550	(43,430)
Net increase (decrease) in cash and cash equivalents	1,413,662	(9,862)	1,415,318	(48,047)
Foreign exchange effect on cash and cash equivalents	(5,843)	1,057	(3,533)	423
Cash and cash equivalents at beginning of period	844,976	164,509	841,010	203,328
Cash and cash equivalents at end of period	$2,252,795	$155,704	$2,252,795	$155,704
Supplemental disclosures of non-cash investing and financing activities
Common and convertible preferred stock issued in connection with acquisitions	$96,112	$3,000	$147,958	$112,945
Equipment purchases under capital leases	$62,670	$36,743	$110,409	$95,500
Changes in accrued equipment purchases	$(29,252)	$7,191	$14,345	$16,522
Unpaid deferred offering costs	$—	$2,786	$—	$2,786

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(175,464)	$(64,601)	$(452,468)	$(133,852)
Stock-based compensation expense	169,602	43,602	454,382	79,170
Amortization of acquired intangible assets	11,869	3,783	26,144	10,961
Non-cash interest expense related to convertible notes	2,411	—	2,411	—
Income tax effects related to acquisitions	(1,446)	—	(8,718)	(383)
Non-GAAP net income (loss)	$6,972	$(17,216)	$21,751	$(44,104)
GAAP diluted shares	614,395	133,699	596,722	131,196
Dilutive equity awards (1)	68,672	—	86,465	—
Non-GAAP diluted shares	683,067	133,699	683,187	131,196
Non-GAAP diluted net income (loss) per share	$0.01	$(0.13)	$0.03	$(0.34)
Adjusted EBITDA:
Net loss	$(175,464)	$(64,601)	$(452,468)	$(133,852)
Stock-based compensation expense	169,602	43,602	454,382	79,170
Depreciation and amortization expense	60,155	29,023	145,737	77,670
Interest and other expense, net	13,874	909	15,973	6,203
Provision (benefit) for income taxes	159	360	(4,218)	1,494
Adjusted EBITDA	$68,326	$9,293	$159,406	$30,685
Stock-based compensation expense by function:
Cost of revenue	$13,596	$3,060	$37,296	$5,015
Research and development	93,973	29,180	264,784	53,377
Sales and marketing	42,884	5,742	108,232	10,356
General and administrative	19,149	5,620	44,070	10,422
Total stock-based compensation expense	$169,602	$43,602	$454,382	$79,170
Amortization of acquired intangible assets by function:
Cost of revenue	$8,855	$3,783	$18,749	$10,961
Research and development	512	—	792	—
Sales and marketing	2,502	—	6,603	—
General and administrative	—	—	—	—
Total amortization of acquired intangible assets	$11,869	$3,783	$26,144	$10,961

(1) Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant.

There is no dilutive effect of the notes nor of the related hedge and warrant transactions.